UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2016 (June 30, 2016)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Change of Control of Registrant

As previously announced, On May 15, 2016, Nanosphere, Inc. (the “Company”), Luminex Corporation, a Delaware corporation (“Luminex”), and Commodore Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Luminex (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, on June 2, 2016 Luminex commenced a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) for a purchase price of $1.70 per share, net to the holders thereof, in cash (the “Offer Price”), without interest, subject to the terms and conditions of the Merger Agreement. Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Merger Agreement.

The Offer and withdrawal rights expired at 12:00 Midnight, Eastern Daylight Time, at the end of June 29, 2016. The Depositary has advised Luminex and Merger Subsidiary that, as of the expiration of the Offer, a total of 45,252,609 Shares had been validly tendered into and not validly withdrawn from the Offer (not including 953,173 Shares tendered pursuant to notices of guaranteed delivery), representing approximately 85.6% of the currently outstanding Shares. The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfies the Minimum Condition. All conditions to the Offer having been satisfied or waived, Purchaser has accepted for payment and will promptly pay for all Shares validly tendered into and not withdrawn, in accordance with the terms of the Offer.

As a result of its acceptance of the Shares tendered in the Offer, Merger Subsidiary acquired sufficient Shares so that the Merger was consummated on June 30, 2016, without the affirmative vote of the Company’s stockholders, pursuant to Section 251(h) of the DGCL. In the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by any Company stockholders who properly demanded appraisal of such Shares in connection with the Merger as described in Item 8 – “Additional Information” of the Company’s Schedule 14D-9 as filed with the SEC on June 2, 2016 under the heading Appraisal Rights) was converted into the right to receive cash in an amount equal to the Offer Price, without interest, less any applicable withholding taxes. All Shares will be delisted from NASDAQ and deregistered under the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger described above under Item 5.01, on June 30, 2016, the Company filed a Certificate of Merger with the Delaware Department of State. A copy of the Certificate of Merger is filed herewith as Exhibit 3.1.

Item 7.01	Regulation FD.

On June 27, 2016, the Company issued an aggregate of 381,383 shares of common stock upon the exercise of warrants to purchase common stock that were exercised on such date. After giving effect to these transaction, there were 52,837,440 issued and outstanding shares of the Company’s common stock immediately prior to the Effective Time.

The information included under Item 7.01, “Regulation FD” of this Current Report on Form 8-K is being furnished and such information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.

(Registrant)

By:	/s/ Farzana Moinuddin
Farzana Moinuddin Acting Principal Financial Officer and Chief Accounting Officer

Date: June 30, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Merger.